Exhibit 99.1

CHINA INFORMATION TECHNOLOGY, INC.
ANNOUNCES THIRD QUARTER 2010 RESULTS

(Shenzhen, China – November 08, 2010) -- China Information Technology, Inc. (Nasdaq: CNIT), a leading total solutions provider of geographic information systems (GIS), digital public security technology (DPST) and digital hospital information systems (DHIS) in China, today announced its financial results for the third quarter ended September 30, 2010.

Third Quarter 2010 Financial Highlights

  Revenues increased 52.7% YoY to US$43.81 million

  Gross Profit increased 39.5% YoY to US$21.09 million

  Non-GAAP Operating Profit increased 24.5% YoY to US$14.55 million

  Non-GAAP Net Income increased 17.3% YoY to US$11.92 million

  Non-GAAP Fully Diluted EPS was US$0.23 vs. US$0.21 a year ago

  Cash flow from operations reached US$20.42 million

  Backlog of US$50.5 million representing 40.0% YoY growth

  Reaffirms FY2010 Revenue and Adjusted Net Income Guidance

  Issues FY2011 Revenue and Adjusted Net Income Guidance

Commenting on the Company’s third quarter earnings, Chairman and CEO, Jiang Huai Lin, said, “We are pleased to announce the results of another strong quarter.”

“We are fast becoming the IT partner of choice for many high profile government projects across China. In this past quarter alone, we won a record number of contracts from clients in 25 provinces and cities. Worth US$42 million in the aggregate, the contracts’ value represents a 40% increase compared to the same period last year.”

“The wins are indicative of both the continued demand for our unique technological expertise, as well as our brand’s growth in our core markets of geographic information systems, healthcare, and public security technologies. In addition, our key role in numerous state-level high profile projects, including China's State-sponsored Web-based Map Service ‘Map World’ and the 2011 Shenzhen Universiade, further reinforced our unmatchable brand name and core competency in our fields.”

“We own 110 software copyrights and 25 patents in China. Our technological expertise is further evidenced by the fact that six out of the seven operating entities under the CNIT umbrella enjoy the National High Tech Corporate status.”

“We updated our corporate name and ticker symbol, for the purpose of re-aligning our brand to match our expanded business scope. We also renamed our digital information security technology segment as digital public security technology (DPST) to better reflect the business of the segment.

We are well positioned as a leading provider in China’s high-growth information technology field and aim to create value for our shareholders over the long term.”

Revenues

For the three months ended September 30, 2010, revenue was $43.81 million, compared to $28.68 million for the three months ended September 30, 2009, an increase of $15.13 million, or 52.7% . During the current quarter, Huipu Electronics (Shenzhen) Co., Ltd., or Huipu, which was acquired in October 2009, contributed $8.23 million to total revenue. Excluding the impact of Huipu, organic revenue growth was 24.0% .

Software sales increased by 46.1% to $29.47 million for the three months ended September 30, 2010, from $20.18 million for the three months ended September 30, 2009. Software sales constituted 67.3% of the total revenue, decreased from 70.4% for the same period in the prior year. Excluding the impact of Huipu, software sales were 82.9% of organic revenue, reflecting the Company’s continued commitment to its core competency in software.

Product sales increased by $10.20 million, or 417.1% for the three months ended September 30, 2010, as compared to $2.44 million in the same period of 2009. Product sales constituted 28.9% of total revenue during the current period as compared with 8.5% during the same period in the prior year. Such an increase is due to the contribution from Huipu.

Sales of system integration services decreased by 77.3% for the three months ended September 30, 2010, as compared to the same period of 2009. As a percentage of revenue, it declined from 20.7% during the three months ended September 30, 2009 to 3.1% during the current quarter. Excluding the impact of Huipu, system integration was 3.8% of organic revenues.

Other revenue increased by 161.2%, from $0.13 million in the three months ended September 30, 2009 to $0.34 million in the same period of 2010. Other revenue mainly derived from maintenance services in the three months ended September 30, 2009, while in the same period of 2010, in addition to maintenance services, the Company also generated $0.18 million royalty income from Huipu by licensing other manufacturers to use the HPC trademark.

For the three months ended September 30, 2010, GIS accounted for 47.2% of the total revenue while DPST and DHIS represented 41.0% and 11.8% respectively. These compared to 34.3%, 52.5% and 13.2% of the total revenue for the three months ended September 30, 2009. The GIS segment increased by 109.9% compared with the same period of 2009, while the year-over-year growth ratios for DPST and DHIS segments were 19.3% and 37.1% respectively. The segment trends reflect the growth momentum in GIS and DHIS segments outpacing that of DPST. This is the direct result of our focus in the last few years on targeting areas with the highest barriers-to-entry and developing sustainable competitive advantages in the GIS and DHIS segments, in anticipation of accelerating market growth in the coming years. As such expectation starts to materialize, we believe we have been well positioned to capture the growth opportunities.

Gross Profit and Gross Margin

Gross profit increased $5.97 million, or 39.5%, to $21.09 million for the three months ended September 30, 2010, from $15.12 million for the same period in 2009. Gross margin was 48.1% in the third quarter of 2010, a decrease of 460 basis points, from 52.7% in the same period of 2009. Huipu yielded a gross margin of 9.7% . Excluding the impact of Huipu, gross margin of organic business was 57.0% .

Income from Operations

Income from operations increased $1.75 million, or 15.5%, to $13 million for the three months ended September 30, 2010, from $11.25 million in the corresponding period in 2009. Income from operations as a percentage of revenue decreased to 29.7% during the three months ended September 30, 2010, compared with 39.2% in 2009. On a non-GAAP basis, adjusted income from operations was $14.55 million, which increased 24.5% year-over-year.

Income Tax Expense

Income tax expense for the three months ended September 30, 2010 was $2.36 million, up 31.3% from $1.80 million for the same period in 2009.

Net Income Attributable to the Company

As a result of the factors described above, net income increased $0.88 million, or 9.1%, to $10.61 million during the three months ended September 30, 2010, from $9.73 million for the same period in 2009. On a non-GAAP basis, adjusted net income was $11.92 million, which increased 17.3% year-over-year.

Cash and Cash Equivalents

As of September 30, 2010, the Company had $25.84 million in cash and restricted cash, as compared to $14.46 million in the same period of 2009.

Net cash provided by operating activities was $20.42 million for the third quarter, making the total for the nine months ended September 30, 2010 $18.87 million, an increase of $10.54 million or 126.6% from $8.33 million net cash provided by operating activities for the same period of 2009. Such increase was attributable to the improvement in accounts receivable turnover as well as increases in accounts payable and advances from customers.

Financial Outlook

For fiscal year 2010, the Company reaffirms its guidance with projected revenue in the range of $141 million to $146 million and adjusted net income in the range of $35.5 million to $39.5 million. Additionally, with strong growth momentum and high visibility in its core business, the Company is issuing guidance for the full year 2011 with projected revenue in the range of $165 million to $172 million and adjusted net income in the range of $43 million to $45 million, excluding any non-cash expenses as a result of employee stock awards, amortization of intangible assets associated with acquisitions, and changes in fair value of contingent considerations.

About Non-GAAP Financial Measures

This press release contains non-GAAP financial measures for earnings that exclude non-cash charges. China Information Technology believes that these non-GAAP financial measures are useful to investors because they exclude non-cash charges that management excludes when it internally evaluates the performance of the Company's business and makes operating decisions, including internal budgeting, and performance measurement, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes these non-GAAP measures reflect the essential operating activities of China Information Technology. Accordingly, management excludes the expense arising from certain non-cash charges when making operational decisions. China Information Technology believes that providing the non-GAAP measures that management uses to its investors is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand China Information Technology's financial performance in comparison to historical periods. In addition, it allows investors to evaluate China Information Technology's performance using the same methodology and information as that used by China Information Technology's management. Non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of judgment of which charges are excluded from the non-GAAP financial measure. However, China Information Technology's management compensates for these limitations by providing the relevant disclosure of the items excluded.

The following table provides the non-GAAP financial measure and the related GAAP measure and provides a reconciliation of the non-GAAP measure to the equivalent GAAP measure.

Q3 2010 Reconciliation of Operating, Net Income and EPS
to Exclude SBC, Amortization of Intangible Assets and Contingent Consideration

	3 Mos. Ended	3 Mos. Ended	9 Mos. Ended	9 Mos. Ended
	30-Sep-10	30-Sep-09	30-Sep-10	30-Sep-09

Operating income	13,001,046	11,253,594	31,691,420	24,020,557
Stock based compensation ("SBC")	1,130,000	-	1,130,000	183,600
Amortization	422,697	439,840	1,349,745	1,305,550
Operating income (without SBC and amortization)	14,553,743	11,693,434	34,171,165	25,509,707
Net income Attributable to the Company	10,609,768	9,726,043	26,242,945	21,280,861
Stock based compensation ("SBC")	1,130,000	-	1,130,000	183,600
Amortization	422,697	439,840	1,349,745	1,305,550
Change in fair value of contingent consideration *	(240,718)	-	(940,986)	-
Net income (without SBC, amortization and contingent consideration)	11,921,747	10,165,883	27,781,704	22,770,011

Weighted Average Number of Shares Outstanding
Basic	51,466,927	47,536,883	51,377,933	47,531,327
Diluted	51,466,927	47,536,883	51,377,933	47,531,327

Earnings per share (without SBC, amortization and contingent consideration)
Basic	$0.23	$0.21	$0.54	$0.48
Diluted	$0.23	$0.21	$0.54	$0.48

* Represents a gain from the change of fair value of the contingent consideration for the acquisition of Huipu as at 09/30/2010, according to FASB ASC 805 – Business Combinations

Conference Call

China Information Technology will host a corresponding conference call and live webcast at 8:00 am Eastern Standard Time (EST) (9:00 pm, Beijing time).

The dial-in details for the live conference call are as follows:

- U.S. Toll Free Number	+1-866-519-4004
- International Dial-in Number	+65-6723-9381
- Mainland China Toll Free Number:	10-800-819-0121
- Hong Kong Toll Free Number:	80 093 0346

             Conference ID: 22786180

A live and archived webcast of the call will be available on the Investor Relations section of China Information Technology’s website at http://www.chinacnit.com.

A telephone replay of the call will be available from November 08, 2010 through November 16, 2010.

The dial-in details for the replay are as follows:

- U.S. Toll Free Number	+1-866-214-5335
- International Dial-in Number	+61-2-8235-5000

Conference ID: 22786180

About China Information Technology, Inc.

China Information Technology, Inc., through its subsidiaries and other consolidated entities, specializes in geographic information systems (GIS), digital public security technology (DPST) and digital hospital information systems, with the goal of being the largest GIS software provider in China. Headquartered in Shenzhen, China, the Company's total solutions include specialized software, hardware, systems integration, and related services organized into three business segments -Geographic Information Systems (GIS), Digital Public Security Technology (DPST), and Digital Hospital Information Systems (DHIS). To learn more about the Company, please visit its corporate website at http://www.chinacnit.com.

Safe Harbor Statement

This press release may contain certain "forward-looking statements" relating to the business of China Information Technology, Inc., and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding: the significance of the Company's new contract wins during the quarter; the ability of the Company to continue to strengthen its position in the industry by winning and successfully performing under national contracts; the ability of the Company to secure future opportunities in the market by leveraging its R&D capabilities and reputation; the continued support of the Chinese government for domestic GIS products; the general ability of the Company to achieve its commercial objectives, including the Company’s plan to sustain the growth while creating shareholder value; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For further information, please contact:

China Information Technology, Inc.
Iris Yan
Tel: +86-755-8370-4767
Email: ir@chinacnit.com
http://www.chinacnit.com

Christensen
Kathy Li
Tel: +1-480-614-3036
Email: kli@christensenir.com

Teal Willingham
Tel: +86-010-5971-2001
Email: twillingham@christensenir.com
..

CHINA INFORMATION TECHNOLOGY, INC. CONDENSED CONSOLIDATED BALANCE SHEETS AS OF SEPTEMBER 30, 2010 AND DECEMBER 31, 2009 Expressed in U.S. dollars (Except for share and per share amounts)
	September 30	December 31
	2010	2009
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$18,001,834	$13,478,633
Restricted cash	7,843,653	5,859,910
Accounts receivable:
Billed, net of allowance for doubtful accounts of $3,136,000 and $3,123,000,	19,777,808	23,907,035
Unbilled	72,060,307	47,851,638
Bills receivable	568,860	-
Advances to suppliers	8,840,865	6,924,035
Amount due from related parties, net of allowance for doubtful accounts of $0 and	264,840	129,937
Inventories, net of provision of $320,000 and $184,000,respectively	23,498,795	10,936,004
Other receivables and prepaid expenses	6,772,698	15,405,089
Deferred tax assets	1,530,931	1,719,327

TOTAL CURRENT ASSETS	159,160,591	126,211,608
Deposit for software purchase	5,050,878	1,426,452
Deposit for purchase of land use rights	18,175,883	-
Long-term investments	2,055,195	2,862,016
Property, plant and equipment, net	75,218,112	53,586,514
Land use rights, net	1,914,475	1,907,611
Intangible assets, net	13,407,005	13,556,141
Goodwill	50,067,871	50,609,866
Deferred tax assets	554,747	668,730

TOTAL ASSETS	$325,604,757	$250,828,938

LIABILITIES AND EQUITY CURRENT LIABILITIES
Short-term bank loans	$27,390,533	$15,927,780
Accounts payable	18,033,514	20,159,317
Bills payable	26,795,017	12,658,029
Advances from customers	6,163,440	3,950,744
Amount due to related parties, current portion	678,008	583,736
Accrued payroll and benefits	1,935,712	3,142,240
Other payables and accrued expenses	7,931,283	14,252,918
Contingent consideration, current portion	1,468,901	1,857,994
Income tax payable	5,648,596	3,290,245

TOTAL CURRENT LIABILITIES	96,045,004	75,823,003
Long-term bank loans	8,592,780	1,907,100
Amount due to related parties, long-term portion	5,009,478	-
Contingent consideration, net of current portion	2,083,503	2,635,397
Deferred tax liabilities	1,863,638	2,564,604

TOTAL LIABILITIES	113,594,403	82,930,104

COMMITMENTS AND CONTINGENCIES	-	-
(CONTINUED)

CHINA INFORMATION TECHNOLOGY, INC. CONDENSED CONSOLIDATED BALANCE SHEETS AS OF SEPTEMBER 30, 2010 AND DECEMBER 31, 2009 (CONTINUED) Expressed in U.S. dollars (Except for share and per share amounts)

EQUITY
Common stock, par $0.01; authorized capital 200,000,000 shares; shares issued and outstanding 2010: 52,061,787: 2009: 49,905,141shares	$255,115	$233,548
Treasury stock, 6,000 shares, at cost	(11,468)	(11,468)
Additional paid-in capital	90,381,445	78,495,062
Reserve	8,345,371	8,345,371
Retained earnings	86,705,220	60,462,275
Accumulated other comprehensive income	8,929,721	5,016,575
Total equity of the Company	194,605,404	152,541,363
Non-controlling interest	17,404,950	15,357,471
Total equity	212,010,354	167,898,834

TOTAL LIABILITIES AND EQUITY	325,604,757	250,828,938

CHINA INFORMATION TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009 (Unaudited)
Expressed in U.S. dollars
(Except for share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Revenue - Products	$12,643,172	$2,444,969	$26,462,653	$9,055,386
Revenue - Software	29,474,263	20,178,136	67,059,131	45,111,089
Revenue - System integration	1,347,984	5,927,117	7,617,390	14,454,193
Revenue - Others	340,712	130,459	1,488,952	828,116

TOTAL REVENUE	43,806,131	28,680,681	102,628,126	69,448,784

Cost - Products sold	10,725,203	1,765,042	21,779,326	7,385,682
Cost - Software sold	11,314,585	7,365,142	27,973,686	16,059,719
Cost - System integration	621,310	4,402,388	3,667,840	10,943,151
Cost - Others	59,440	28,112	205,922	190,220

TOTAL COST	22,720,538	13,560,684	53,626,774	34,578,772

GROSS PROFIT	21,085,593	15,119,997	49,001,352	34,870,012
Administrative expenses	(5,449,209)	(2,462,872)	(10,840,741)	(6,983,595)
Research and development expenses	(937,774)	(687,580)	(2,067,854)	(1,911,844)
Selling expenses	(1,697,564)	(715,951)	(4,401,337)	(1,954,016)

INCOME FROM OPERATIONS	13,001,046	11,253,594	31,691,420	24,020,557
Subsidy income	6,521	158,520	438,201	674,379
Other income, net	350,874	2,654	992,973	167,174
Interest income	22,024	40,948	51,318	238,492
Interest expense	(548,184)	(109,204)	(960,832)	(225,858)

INCOME BEFORE INCOME TAXES	12,832,281	11,346,512	32,213,080	24,874,744
Income tax expense	(2,361,593)	(1,797,945)	(5,696,285)	(3,478,141)
NET INCOME	10,470,688	9,548,567	26,516,795	21,396,603

Add/(Less): Net income attributable to the non-controlling interest	139,080	177,476	(273,850)	(115,742)
NET INCOME ATTRIBUTABLE TO THE COMPANY	$10,609,768	$9,726,043	$26,242,945	$21,280,861

Weighted average number of shares
Basic	51,466,927	47,536,883	51,377,933	47,531,327
Diluted	51,466,927	47,536,883	51,377,933	47,531,327

Earnings per share - Basic and Diluted
Basic - Net income attributable to the Company's common stockholders	$0.21	$0.20	$0.51	$0.45
Diluted - Net income attributable to the Company's common stockholders	$0.21	$0.20	$051	$0.45

CHINA INFORMATION TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009 (Unaudited)
Expressed in U.S. dollars
(Except for share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Net income	$10,470,688	$9,548,567	$26,516,795	$21,396,603
Other comprehensive income:

Foreign currency translation gain	2,948,257	208,129	3,972,752	643,508
Comprehensive income	13,418,945	9,756,696	30,489,547	22,040,111
Comprehensive income attributable to the non-controlling interest	99,972	174,004	(333,456)	(119,301)
Comprehensive income attributable to the Company	$13,518,917	$9,930,700	$30,156,091	$21,920,810

CHINA INFORMATION TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009 (Unaudited)
Expressed in U.S. dollars
(Except for share and per share amounts)

	Nine Months Ended
	September 30,
	2010	2009
OPERATING ACTIVITIES
Net income	$26,516,795	$21,396,603
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	5,415,554	2,825,201
Amortization of intangible assets	1,349,745	1,305,550
Stock-based compensation	1,130,000	183,600
Loss on disposal of property and equipment	321,854	33,966
Loss on write-off of land use rights	231,615
Impairment of long-term investment	850,320	184,397
Loss on doubtful accounts receivable	1,060,348	576,832
Provision for obsolete inventories	130,328	-
Change in deferred income tax	162,900	(117,583)
Deemed interests in relation to shareholder's loan	125,000	-
Change in fair value of contingent consideration	(940,986)	-

Changes in operating assets and liabilities, net of effects of business acquisitions:
Increase in restricted cash	(658,872)	-
Increase in accounts receivable	(19,772,920)	(17,231,581)
Increase in advances to suppliers	(2,394,325)	(6,177,155)
Decrease / (increase) in other receivables and prepaid expenses	8,134,566	(1,315,827)
Increase in inventories	(12,431,677)	(620,005)
Increase in accounts payable and bills payable	11,143,415	5,944,128
Increase in advances from customers	2,100,476	439,436
Increase in amount due to related parties	75,244	67,081
Decrease in other payables and accrued expenses	(5,931,994)	(507,220)
Increase in income tax payable	2,253,344	1,338,726

Net cash provided by operating activities	18,870,730	8,326,149

INVESTING ACTIVITIES
Increase in restricted cash in relation to credit facilities	(1,172,663)	-
Proceeds from sales of property and equipment	55,925	100,299
Purchase of land use rights	(231,615)
Proceeds from sale of short-term investments	-	5,863,600
Refund of investment in former Joint Venture	-	4,397,700
Purchases of property and equipment	(24,332,630)	(3,682,753)
Capitalized and purchased software development costs	(899,204)	(435,494)
Deposit for software purchase	(4,963,154)	(6,822,826)
Deposit for business acquisition	-	(8,000,000)
Deposit for purchase of land use rights	(17,266,658)	-
Net cash used in investing activities	(48,809,999)	(8,579,474)
(CONTINUED)

CHINA INFORMATION TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009 (CONTINUED) (Unaudited)
Expressed in U.S. dollars
(Except for share and per share amounts)

	Nine Months Ended
	September 30,
	2010	2009
FINANCING ACTIVITIES
Borrowing of short-term loans	37,198,374	6,296,041
Borrowing of share-holder’s loan	6,029,700	-
Borrowing of long-term loans	8,443,540	-
Repayment of short-term loans	(26,150,419)	(1,172,720)
Repayment of shareholder’s loan	(1,029,700)	-
Repayment of long-term loans	(1,912,300)	-
Issued common stock	9,383,440	-
Repurchase of common stock	-	(11,468)
Capital injection to Geo by minority share-holders	1,734,309	-

Net cash provided by financing activities	33,696,944	5,111,853

Effect of exchange rate changes on cash and cash equivalents	765,526	40,325

NET INCREASE IN CASH AND CASH EQUIVALENTS	4,523,201	4,898,853

CASH AND CASH EQUIVALENTS, BEGINNING	13,478,633	9,565,252

CASH AND CASH EQUIVALENTS, ENDING	$18,001,834	$14,464,105

Supplemental disclosure of cash flow information:
	Nine Months Ended
	September 30,
	2010	2009
Cash paid during the period
Income taxes	$3,288,052	$2,256,998
Interest paid	$834,857	$209,639
Supplemental disclosure of significant non-cash transactions:

On September 25, 2010, the Company granted eligible employees a total of 250,000 shares of the Company's common stock as compensation under the China Information Security Technology, Inc. 2007 Equity Incentive Plan (“The Plan”). The fair value of these shares of approximately $1.13 million based on quoted market price was recognized as stock-based compensation for the nine months ended September 30, 2010.

On January 12, 2010, the Company granted eligible employees a total of 213,363 shares of the Company's common stock as compensation under the China Information Security Technology, Inc. 2007 Equity Incentive Plan (“The Plan”). The fair value of these shares of approximately $1.3 million, based on the quoted market price, was accrued as of December 31, 2009 as the compensation was for services provided in 2009.

On February 2, 2009, the Company granted eligible employees a total of 60,000 shares of the Company’s common stock as compensation under the Plan. The fair value of these shares of $183,600 based on quoted market price was recognized as stock-based compensation for the six months ended June 30, 2009.

Selected information by segment is presented in the following tables for the three and nine months ended September 30, 2010 and 2009.

	Three months ended Sept 30		Nine months ended Sept 30
	2010	2009	2010	2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues(1)
GIS Segment	$20,654,401	$9,839,180	$46,969,457	$23,673,159
DPST Segment	17,963,935	15,058,561	44,019,021	37,800,499
DHIS Segment	5,187,795	3,782,940	11,639,648	7,975,126
	$43,806,131	$28,680,681	$102,628,126	$69,448,784
(1)Revenues by operating segments exclude intercompany transactions.

Percentage to Revenue
GIS Segment	47.2%	34.3%	45.8%	34.1%
DPST Segment	41.0%	52.5%	42.9%	54.4%
DHIS Segment	11.8%	13.2%	11.3%	11.5%